LETTER OF TRANSMITTAL
To Tender Shares of Common Stock
(Including the Associated Rights to Purchase Preferred Stock)
of
PERFORMANCE FOOD GROUP COMPANY
Pursuant to its Offer to Purchase
Dated June 30, 2005
CUSIP No. 713755106
THE TENDER OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE
AT 5:00 P.M., NEW YORK CITY TIME, ON THURSDAY, AUGUST 11, 2005,
UNLESS THE TENDER OFFER IS EXTENDED.
The Depositary for the tender offer is:
AMERICAN STOCK TRANSFER & TRUST COMPANY

By Registered, Certified or First Class Mail or Overnight Courier:
American Stock Transfer & Trust Company
Operations Center
Attention: Reorganization Department
6201 15th Avenue
Brooklyn, New York 11219	By Hand: American Stock Transfer & Trust Company Attention: Reorganization Department 59 Maiden Lane New York, New York 10038
       Delivery of this Letter of Transmittal and all other documents to an address other than as set forth above will not constitute a valid delivery to the Depositary.
       This Letter of Transmittal may not be used to tender shares held in the Performance Food Group Company Employee Savings and Stock Ownership Plan (the “ESSP”). Instead, participants in the ESSP must use the separate yellow “Trustee Direction Form” sent to them and follow the instructions set forth in the green “Letter to Participants in the Performance Food Group Company Employee Savings and Stock Ownership Plan.”
       The tender offer is not being made to (nor will tender of shares be accepted from or on behalf of) holders in any jurisdiction in which the making or acceptance of the tender offer would not be in compliance with the laws of such jurisdiction.
       Please be sure to read this Letter of Transmittal and the accompanying Instructions carefully before you complete this Letter of Transmittal.

DESCRIPTION OF SHARES TENDERED (SEE INSTRUCTIONS 3 AND 4)

Name(s) and Address(es) of Registered Holder(s)
(Please Fill in, if Blank, Exactly as	Certificates Tendered
Name(s) Appear(s) on Share Certificate(s))	(Attach additional signed list if necessary)

Total Number
		of Shares	Number
	Certificate	Represented by	of Shares
	Number(s)(1)(3)	Certificate(s)(1)	Tendered(2)

Total Shares Tendered

(1) Need not be completed if shares are tendered by book-entry transfer.
(2) If you wish to tender fewer than all shares represented by any certificate listed above, please indicate in this column the number of shares you wish to tender. Otherwise, all shares represented by such certificate will be deemed to have been tendered. See Instruction 4.

  (3) Indicate below the order (by certificate number) in which shares are to be purchased in the event of proration (attach additional signed list if necessary). If you do not designate an order, if less than all shares tendered are purchased due to proration, shares will be selected for purchase by the Depositary. See Instruction 10.

1st

    2nd

    3rd

    4th

5th

☐ Lost Certificates. I have lost my certificate(s) for shares and require assistance in replacing the shares (See Instruction 16).

       List above the certificate numbers and number of shares to which this Letter of Transmittal relates. If the space provided above is inadequate, list the certificate numbers tendered on a separately executed and signed list and attach the list to this Letter of Transmittal. The names and addresses of the holders should be printed exactly as they appear on the certificates representing the shares tendered hereby. The shares that the undersigned wishes to tender should be indicated in the appropriate boxes. This Letter of Transmittal is to be used only if (a) certificates for shares are to be forwarded herewith, or (b) a tender of shares is being made concurrently by book-entry transfer to the account maintained by the Depositary at The Depository Trust Company (the “Book-Entry Transfer Facility”) in accordance with Section 3 of the Offer to Purchase. See Instruction 2.
       If you wish to tender shares in the tender offer, but you cannot deliver the certificates for the shares and all other required documents to the Depositary by the expiration date (as defined in the Offer to Purchase), or cannot comply with the procedures for book-entry transfer on a timely basis, then you may tender your shares according to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase. See Instruction 2.

       Your attention is directed in particular to the following:

1. If you want to retain your shares, you do not need to take any action.

2. If you want to participate in the tender offer and wish to maximize the chance of having Performance Food Group Company accept for exchange all of the shares you are tendering hereby, you should check the box under the heading entitled “Shares Tendered at Price Determined in the Tender Offer” in the section captioned “Price (in Dollars) Per Share at Which Shares are Being Tendered” on page 7 below and complete the other portions of this Letter of Transmittal as appropriate.

3. If you wish to select a specific price at which you will be tendering your shares, you should select one of the boxes under the heading entitled “Shares Tendered at Price Determined by Shareholder” in the section captioned “Price (in Dollars) Per Share at Which Shares are Being Tendered” on page 7 below and complete the other portions of this Letter of Transmittal as appropriate.
       Your bank or broker can assist you in completing this form. The instructions included with this Letter of Transmittal must be followed. Questions and requests for assistance may be directed to the Information Agent or Dealer Manager and requests for additional copies of the Offer to Purchase and this Letter of Transmittal may be directed to the Information Agent, whose respective addresses and telephone numbers appear at the end of this Letter of Transmittal. See Instruction 13.

To American Stock Transfer & Trust Company:
       The undersigned hereby tenders to Performance Food Group Company (“PFG”) the above-described shares of PFG common stock, par value $0.01 per share, at the price per share indicated in this Letter of Transmittal, net to the seller in cash, without interest, on the terms and subject to the conditions set forth in the Offer to Purchase dated June 30, 2005, receipt of which is hereby acknowledged, and in this Letter of Transmittal, which, as amended or supplemented from time to time, together constitute the tender offer. All shares tendered and purchased in this tender offer will include the tender and purchase of the associated rights to purchase preferred stock issued pursuant to the Rights Agreement, dated as of May 16, 1997, as amended, between us and American Stock Transfer & Trust Company, as subsequent Rights Agent, and, unless the context otherwise requires, all references in this document to shares include the associated rights to purchase preferred stock.
       Subject to and effective on acceptance for payment of the shares tendered hereby in accordance with the terms and subject to the conditions of the tender offer (including, if the tender offer is extended or amended, the terms and conditions of such extension or amendment), the undersigned hereby sells, assigns and transfers to, or upon the order of, PFG all right, title and interest in and to all shares tendered hereby and orders the registration of all such shares if tendered by book-entry transfer that are purchased pursuant to the tender offer to or upon the order of PFG and hereby irrevocably constitutes and appoints the Depositary as the true and lawful agent and attorney-in-fact of the undersigned (with full knowledge that the Depositary also acts as the agent of PFG) with respect to such shares, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to:

(a) deliver certificate(s) representing such shares or transfer ownership of such shares on the account books maintained by the Book-Entry Transfer Facility, together, in either such case, with all accompanying evidences of transfer and authenticity, to or upon the order of PFG upon receipt by the Depositary, as the undersigned’s agent, of the aggregate purchase price with respect to such shares;

(b) present certificates for such shares for cancellation and transfer on PFG’s books; and

(c) receive all benefits and otherwise exercise all rights of beneficial ownership of such shares, subject to the next paragraph, all in accordance with the terms and subject to the conditions of the tender offer.
       The undersigned hereby covenants, represents and warrants to PFG that:

(a) the undersigned has a net long position within the meaning of Rule 14e-4 under the Securities Exchange of 1934, as amended (the “Exchange Act”), in the shares or equivalent securities at least equal to the shares tendered, and such tender of shares complies with Rule 14e-4 under the Exchange Act;

(b) the undersigned has full power and authority to tender, sell, assign and transfer the shares (including the associated rights to purchase preferred stock) tendered hereby and that when and to the extent PFG accepts the shares for purchase, PFG will acquire good, marketable and unencumbered title to the tendered shares (including the associated rights to purchase preferred stock), free and clear of all security interests, liens, charges, encumbrances, conditional sales agreements or other obligations relating to their sale or transfer, and not subject to any adverse claim;

(c) on request, the undersigned will execute and deliver any additional documents deemed by the Depositary or PFG to be necessary or desirable to complete the assignment, transfer and purchase of the shares tendered hereby; and

(d) the undersigned agrees to all of the terms of the tender offer.
       The undersigned understands that tendering of shares under any one of the procedures described in Section 3 of the Offer to Purchase and in the instructions in this Letter of Transmittal will constitute a binding agreement between the undersigned and PFG upon the terms and subject to the conditions of the tender offer.
       The undersigned understands that PFG will, on the terms and subject to the conditions of the tender offer, determine a single per share purchase price, not greater than $31.50 nor less than $27.50 per share, that it will pay for shares properly tendered and not properly withdrawn prior to the expiration date of the tender offer, taking into account the number of shares so tendered and the prices specified by tendering shareholders. The undersigned understands that PFG will select the lowest purchase price that will allow it to buy 10,000,000 shares, or such lesser number of shares as are properly tendered and not properly withdrawn, at prices not greater than $31.50 nor less than $27.50 per share, in the tender offer, subject to its right to increase the total number of shares purchased to the extent permitted by law. The undersigned understands that all shares properly tendered prior to the expiration date at prices at or below the purchase price and not properly withdrawn will be purchased at the purchase price, net to the seller in cash, without interest, on the terms and subject to the conditions of the tender offer, including its odd lot, proration and conditional tender provisions, and that PFG will return at its expense all other shares, including shares tendered at prices greater than the purchase price and shares not purchased because of proration or conditional tenders.
       The undersigned recognizes that under certain circumstances set forth in the Offer to Purchase, PFG may terminate or amend the tender offer or may postpone the acceptance for payment of, or the payment for, shares tendered or may accept for payment fewer than all of the shares tendered hereby. In such event, the undersigned understands that certificate(s) for any shares delivered herewith but not tendered or not purchased will be returned to the undersigned at the address indicated below.
       The name(s) and address(es) of the registered holder(s) should be printed, if they are not already printed above, exactly as they appear on the certificates representing shares tendered hereby. The certificate numbers, the number of shares represented by such certificates and the number of shares that the undersigned wishes to tender should be set forth in the appropriate boxes above. The price at which the shares are being tendered should be indicated in the appropriate box below.
       Unless otherwise indicated under “Special Payment Instructions,” please issue the check for the purchase price of any shares purchased (less the amount of any federal income or backup withholding tax required to be withheld), and return any shares not tendered or not purchased, in the name(s) of the undersigned or, in the case of shares tendered by book-entry transfer, by credit to the account at the Book-Entry Transfer Facility designated below. Similarly, unless otherwise indicated under “Special Delivery Instructions,” please mail certificates for shares not tendered or not purchased (and accompanying documents, as appropriate) to the undersigned at the address shown below the undersigned’s signature(s). In the event that both “Special Payment Instructions” and “Special Delivery Instructions” are completed, please issue the check for the purchase price of any shares purchased (less the amount of any federal income or backup withholding tax required to be withheld) and return any shares not tendered or not purchased in the name(s) of, and mail said check and any certificates to, the person(s) so indicated.
       The undersigned understands that acceptance of shares by PFG for payment will constitute a binding agreement between the undersigned and PFG on the terms and subject to the conditions of the tender offer. The undersigned acknowledges that no interest will be paid on the purchase price for tendered shares.
       All authority conferred or agreed to be conferred in this Letter of Transmittal shall survive the death or incapacity of the undersigned, and any obligation or duties of the undersigned under this Letter of Transmittal shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and legal representatives of the undersigned. Except as stated in the Offer to Purchase, this tender is irrevocable.
NOTE: SIGNATURE MUST BE PROVIDED ON PAGE 9.

PLEASE READ ACCOMPANYING INSTRUCTIONS CAREFULLY.
METHOD OF DELIVERY

☐	Check here if certificates for tendered shares are enclosed herewith.

☐	Check here if tendered shares are being delivered by book-entry transfer to an account maintained by the Depositary with the Book-Entry Transfer Facility and complete the following:
Name of Tendering Institution:

Account No.:

Transaction Code No.:

☐	Check here if certificates for tendered shares are being delivered pursuant to Notice of Guaranteed Delivery previously sent to the Depositary and complete the following:
Name of Tendering Shareholder(s):

Date of Execution of Notice of Guaranteed Delivery:

Name of Institution that Guaranteed Delivery:

See Instruction 16 if any certificate representing shares has been lost, destroyed or stolen.
ODD LOTS
(See Instruction 6)
To be completed only if shares are being tendered by or on behalf of a person owning, beneficially or of record, as of the expiration date, an aggregate of fewer than 100 shares. The undersigned either (check one box):

☐	is the beneficial or record owner of an aggregate of fewer than 100 shares (not including any shares held in the ESSP), all of which are being tendered; or

☐	is a broker, dealer, commercial bank, trust company, or other nominee that (a) is tendering for the beneficial owner(s), shares with respect to which it is the record holder and (b) believes, based upon representations made to it by the beneficial owner(s), that each such person is the beneficial owner of an aggregate of fewer than 100 shares and is tendering all of those shares.
In addition, the undersigned is tendering shares either (check one box):

☐	at the purchase price, as the same shall be determined by PFG in accordance with the terms of the tender offer (persons checking this box need not indicate the price per share below); or

☐	at the price per share indicated under the heading entitled “Shares Tendered at Price Determined by Shareholder” in the section captioned “Price (in Dollars) Per Share at Which Shares are Being Tendered” below in this Letter of Transmittal.

CONDITIONAL TENDER
(See Instruction 7)
A shareholder may tender shares subject to the condition that a specified minimum number of the shareholder’s shares tendered pursuant to this Letter of Transmittal must be purchased if any shares tendered by such shareholder are purchased, all as described in the Offer to Purchase, particularly in Section 6 thereof. Unless PFG purchases the minimum number of shares indicated below in the tender offer, it will not purchase any of the shares tendered by such shareholder. It is the responsibility of the tendering shareholder to calculate that minimum number of shares that must be purchased from such shareholder if any are purchased from such shareholder, and PFG urges shareholders to consult their own tax advisors before completing this section. Unless the box below has been checked and a minimum specified, the tender will be deemed unconditional.

☐	The minimum number of my shares that must be purchased, if any are purchased, is: shares.
If, because of proration, the minimum number of shares designated will not be purchased, PFG may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering shareholder must have tendered all of his or her shares and checked the box below.

☐	The tendered shares represent all shares held by the undersigned.
PRICE (IN DOLLARS) PER SHARE
AT WHICH SHARES ARE BEING TENDERED
(See Instruction 5)
      Check only one box under (1) or (2) below. If more than one box is checked, or if no box is checked, there is no valid tender of shares.
1.     Shares Tendered at Price Determined in the Tender Offer

☐	The undersigned wants to maximize the chance of having PFG accept for purchase all of the shares that the undersigned is tendering (subject to the possibility of proration). Accordingly, BY CHECKING THIS BOX INSTEAD OF ONE OF THE PRICE BOXES BELOW, the undersigned hereby tenders shares at, and is willing to accept, the purchase price determined by PFG in accordance with the terms of the tender offer and resulting from the tender offer process. This action may have the effect of lowering the purchase price and could result in receiving a price per share as low as $27.50 per share.
OR
2.     Shares Tendered at Price Determined by Shareholder

☐	By checking ONE of the following boxes below INSTEAD OF THE BOX UNDER “Shares Tendered at Price Determined in the Tender Offer,” the undersigned hereby tenders shares at the purchase price checked. This action could result in none of the shares being purchased if the purchase price determined by PFG for the shares is less than the purchase price checked below. A shareholder who desires to tender shares at more than one purchase price must complete a separate Letter of Transmittal for each price at which shares are tendered. The same shares cannot be tendered, unless previously properly withdrawn as provided in Section 4 of the Offer to Purchase, at more than one purchase price.

☐ $27.50	☐ $27.75	☐ $28.00	☐ $28.25	☐ $28.50	☐ $28.75

☐ $29.00	☐ $29.25	☐ $29.50	☐ $29.75	☐ $30.00	☐ $30.25

☐ $30.50	☐ $30.75	☐ $31.00	☐ $31.25	☐ $31.50

SPECIAL PAYMENT INSTRUCTIONS
(See Instructions 1, 4, 8, 9 and 11)
       To be completed ONLY if certificate(s) for shares not tendered or not purchased, and/or any check for the purchase price are to be issued in the name of someone other than the undersigned, or if shares tendered hereby and delivered by book-entry transfer which are not purchased are to be returned by credit to an account at the Book-Entry Transfer Facility other than that designated above.

Issue:	☐ Share Certificate(s) ☐ Check (check as applicable) to:
Name:

(Please Print)
Address:

(Include Zip Code)

(Taxpayer Identification or Social Security Number)
(See Substitute Form W-9 Included
Immediately After the Instructions)

☐	Credit shares delivered by book-entry and not purchased to the Book-Entry Transfer Facility account set forth below:

(Account Number)
SPECIAL DELIVERY INSTRUCTIONS
(See Instructions 1, 4, 8, 9 and 11)
       To be completed ONLY if certificate(s) for shares not tendered or not purchased and/or any check for the purchase price are to be mailed or sent to someone other than the undersigned or to the undersigned at an address other than that designated in the box entitled “Special Payment Instructions” above.

Deliver:	☐ Share Certificate(s) ☐ Check (check as applicable) to:
Name:

(Please Print)
Address:

(Include Zip Code)

IMPORTANT
SHAREHOLDERS MUST SIGN HERE
AND
COMPLETE SUBSTITUTE FORM W-9,
FORM W-8BEN OR FORM W-8ECI, AS APPLICABLE
(Must be signed by registered holder(s) exactly as name(s) appear(s) on stock certificate(s) or on a security position listing or by person(s) authorized to become registered holder(s) by certificates and documents transmitted herewith. If signature is by a trustee, administrator, guardian, attorney-in-fact, agent, officer of a corporation, or other person acting in a fiduciary or representative capacity, please state full title and see Instruction 8.)
X

X

Signature(s) of Registered Holder(s) or Authorized Signatory
Dated: ______________________________, 2005
Name(s):

(Please Print)
Capacity (full title):

Address:

(Including Zip Code)
Daytime Area Code and Telephone No.:

Tax Identification or Social Security No.:

GUARANTEE OF SIGNATURE(S)
(See Instructions 1 and 8)
Authorized Signature:

Name(s):

Title:

Name of Firm:

Address:

Area Code and Telephone No.:

Dated: ______________________________, 2005

INSTRUCTIONS
FORMING PART OF THE TERMS AND CONDITIONS OF THE TENDER OFFER
       1.     Guarantee of Signatures. No signature guarantee is required if either:

(a) this Letter of Transmittal is signed by the registered holder of the shares (which term, for these purposes, includes any participant in the Book-Entry Transfer Facility whose name appears on a security position listing as the owner of the shares) exactly as the name of the registered holder appears on the certificate(s) for the shares tendered with this Letter of Transmittal, and payment and delivery are to be made directly to such registered holder and such registered holder has not completed either the box entitled “Special Payment Instructions” or the box entitled “Special Delivery Instructions” above; or

(b) such shares are tendered for the account of a member in good standing of the Securities Transfer Agents Medallion Program or an entity which is an “eligible guarantor institution,” as such term is defined in Rule 17Ad-15 under the Exchange Act, each of the foregoing entities referred to as an “Eligible Institution.”
       In all other cases, an Eligible Institution must guarantee all signatures on this Letter of Transmittal. Shareholders may also need to have any certificates they deliver endorsed or accompanied by a stock power, and the signatures on these documents also may need to be guaranteed. See Instruction 8.
       2.     Delivery of Letter of Transmittal and Certificates. You should use this Letter of Transmittal only if you are forwarding certificates for shares with it to the Depositary (or the certificates will be delivered pursuant to a Notice of Guaranteed Delivery previously sent to the Depositary) or causing the shares to be delivered by book-entry transfer pursuant to the procedure for tender by book-entry transfer set forth in Section 3 of the Offer to Purchase. Certificates for all physically tendered shares must be delivered or mailed, or confirmation of a book-entry transfer into the Depositary’s account at the Book-Entry Transfer Facility of shares tendered electronically, must be received or a valid tender through the Book-Entry Transfer Facility’s Automated Tender Offer Program must be made, and in each case a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile of the Letter of Transmittal), including any required signature guarantees, an Agent’s Message in the case of a book-entry transfer or a specific acknowledgment in the case of a tender through the Automated Tender Offer Program of the Book-Entry Transfer Facility, and any other documents required by this Letter of Transmittal, should be mailed or delivered to the Depositary at the appropriate address set forth herein and must be delivered to the Depositary on or before the expiration date.
       Agent’s Message. The term “Agent’s Message” means a message transmitted by the Book-Entry Transfer Facility to, and received by, the Depositary, which states that the Book-Entry Transfer Facility has received an acknowledgment from the participant in the Book-Entry Transfer Facility tendering the shares that such participant has received and agrees to be bound by the terms of the Letter of Transmittal and PFG may enforce such agreement against the participant.
       Guaranteed Delivery. If you cannot deliver your share certificates and all other required documents to the Depositary by the expiration date or the procedure for book-entry transfer cannot be completed on a timely basis, you may tender your shares pursuant to the guaranteed delivery procedure outlined in Section 3 of the Offer to Purchase. Pursuant to such procedure:

(a) the tender must be made by or through an Eligible Institution;

(b) a properly completed and duly executed Notice of Guaranteed Delivery in the form provided to you by PFG must be received by the Depositary by the expiration date, specifying the price at which shares are being tendered, including (where required) a signature guarantee by an Eligible Institution in the form set forth in the Notice of Guaranteed Delivery; and

(c) the certificates for all physically delivered shares, or a confirmation of a book-entry transfer of all shares delivered electronically into the Depositary’s account at the Book-Entry Transfer Facility, together with a properly completed and duly executed Letter of Transmittal with any required signature guarantees, an Agent’s Message in the case of a book-entry transfer or a specific acknowledgment in the case of a tender through the Automated Tender Offer Program of the Book-Entry Transfer Facility and any other documents required by this Letter of Transmittal, must be received by the Depositary within three Nasdaq trading days after the receipt by the Depositary of the Notice of Guaranteed Delivery.

       The method of delivery of all documents, including certificates for shares, is at the option and risk of the tendering shareholder. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to assure timely delivery.
       Except as specifically permitted by Section 6 of the Offer to Purchase, PFG will not accept any alternative, conditional or contingent tenders, nor will it purchase any fractional shares. By executing this Letter of Transmittal (or a facsimile of it), you waive any right to receive any notice of the acceptance for payment of the shares.
       3.     Inadequate Space. If the space provided in the box entitled “Description of Shares Tendered” above is inadequate, the certificate numbers and/or the number of shares should be listed on a separate signed list and attached to this Letter of Transmittal.
       4.     Partial Tenders and Unpurchased Shares (not applicable to shareholders who tender by book-entry transfer). If fewer than all of the shares evidenced by any certificate are to be tendered, fill in the number of shares that are to be tendered in the column entitled “Number of Shares Tendered” in the box entitled “Description of Shares Tendered” above. In that case, if any tendered shares are purchased, a new certificate for the remainder of the shares (including any shares not purchased) evidenced by the old certificate(s) will be issued and sent to the registered holder(s), unless otherwise specified in either the box entitled “Special Payment Instructions” or the box entitled “Special Delivery Instructions” above, promptly after the expiration date. Unless otherwise indicated, all shares represented by the certificate(s) set forth above and delivered to the Depositary will be deemed to have been tendered. In each case, shares will be returned or credited without expense to the shareholder.
       5.     Indication of Price at Which Shares are Being Tendered. In order to validly tender by this Letter of Transmittal, you must complete the box entitled “Price (in Dollars) Per Share at Which Shares are Being Tendered” by either (1) checking the box under the heading captioned “Shares Tendered at Price Determined in the Tender Offer” or (2) checking one of the boxes under the heading captioned “Shares Tendered at Price Determined by Shareholder” indicating the price per share at which you are tendering shares. Selecting option (1) could result in you receiving a price per share as low as $27.50. Selecting option (2) could result in none of the shares you tender being purchased if the purchase price for the shares turns out to be less than the price you selected.
       You may only check one box. If you check more than one box, or no boxes, then you will not be deemed to have validly tendered your shares. If you wish to tender a portion(s) of your shares at different prices, you must complete a separate Letter of Transmittal for each price at which you wish to tender each such portion of your shares. To obtain additional copies of this Letter of Transmittal, contact the Information Agent at the telephone number and address included on the back cover of this Letter of Transmittal. You cannot tender the same shares more than once, unless you previously tendered shares and validly withdrew those shares, as provided in Section 4 of the Offer to Purchase.
       6.     Odd Lots. As described in Section 1 of the Offer to Purchase, if PFG purchases less than all shares tendered and not withdrawn before the expiration date, the shares purchased first will consist of all shares tendered by any shareholder who owns, beneficially or of record, an aggregate of fewer than 100 shares (not including any shares held in the ESSP), and who tenders all of those shares at or below the purchase price. Even if you otherwise qualify for the “odd lot” preferential treatment, you will not receive the preferential treatment unless you complete the box captioned “Odd Lots” in this Letter of Transmittal and, if applicable, in the Notice of Guaranteed Delivery.
       7.     Conditional Tenders. As described in Section 1 and Section 6 of the Offer to Purchase, you may condition your tender on all or a minimum number of your tendered shares being purchased. To make a conditional tender, you must indicate this in the box captioned “Conditional Tender” in this Letter of Transmittal and, if applicable, in the Notice of Guaranteed Delivery and must indicate the minimum number of shares that must be purchased from you if any are to be purchased. Odd lot shares, which will not be subject to proration, cannot be conditionally tendered.
       As discussed in Section 1 and Section 6 of the Offer to Purchase, proration may affect whether PFG accepts conditional tenders and may result in shares tendered conditionally at or below the purchase price not being purchased if the required minimum number of shares would not be purchased. If, because of proration, the minimum number of shares designated will not be purchased, PFG may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, you must have tendered all your shares and checked the box to indicate that. Upon the selection by lot, if any, PFG will limit the purchase in each case to the designated minimum number of shares.
       All tendered shares will be deemed unconditionally tendered unless the “Conditional Tender” box is checked and appropriately completed. PFG urges each shareholder to consult his or her own tax advisor when deciding whether to tender shares conditionally.
       8.     Signatures on Letter of Transmittal; Stock Powers and Endorsements.

(a) If this Letter of Transmittal is signed by the registered holder(s) of the shares tendered hereby, the signature(s) must correspond exactly with the name(s) as written on the face of the certificate(s) without any change whatsoever.

(b) If the shares tendered hereby are registered in the names of two or more joint holders, each such holder must sign this Letter of Transmittal.

(c) If any tendered shares are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of certificates.

(d) When this Letter of Transmittal is signed by the registered holder(s) of the shares tendered hereby, no endorsement(s) of certificate(s) representing such shares or separate stock power(s) are required unless payment is to be made or the certificate(s) for shares not tendered or not purchased are to be issued to a person other than the registered holder(s) thereof. Signature(s) on such certificate(s) must be guaranteed by an Eligible Institution.

If this Letter of Transmittal is signed by a person other than the registered holder(s) of the certificate(s) listed, or if payment is to be made or certificate(s) for shares not tendered or not purchased are to be issued to a person other than the registered holder(s) thereof, such certificate(s) must be endorsed or accompanied by appropriate stock power(s), in either case signed exactly as the name(s) of the registered holder(s) appears on the certificate(s), and the signature(s) on such certificate(s) or stock power(s) must be guaranteed by an Eligible Institution. See Instruction 1.

(e) If this Letter of Transmittal or any certificate(s) or stock power(s) is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or any other person acting in a fiduciary or representative capacity, such person should so indicate when signing this Letter of Transmittal and must submit proper evidence satisfactory to PFG of such person’s authority so to act.
       9.     Stock Transfer Taxes. Except as provided in this Instruction 9, no stock transfer tax stamps or funds to cover such stamps need accompany this Letter of Transmittal. PFG will pay any stock transfer taxes payable on the transfer to it of shares purchased in the tender offer. If, however, either:

(a) payment of the purchase price for shares tendered hereby and accepted for purchase is to be made to any person other than the registered holder(s); or

(b) shares not tendered or not accepted for purchase are to be registered in the name(s) of any person(s) other than the registered holder(s); or

(c) certificate(s) representing tendered shares are registered in the name(s) of any person(s) other than the person(s) signing this Letter of Transmittal;

then the Depositary will deduct from such purchase price the amount of any stock transfer taxes (whether imposed on the registered holder(s), such other person(s) or otherwise) payable on account of the transfer to such person, unless satisfactory evidence of the payment of such taxes or any exemption from them is submitted.
       10.     Order of Purchase in Event of Proration. As described in Section 1 of the Offer to Purchase, shareholders may designate the order in which their shares are to be purchased in the event of proration. The order of purchase may have an effect on the federal income tax classification of any gain or loss on the shares purchased. See Section 1 and Section 14 of the Offer to Purchase.
       11.     Special Payment and Delivery Instructions. If certificate(s) for shares not tendered or not purchased and/or check(s) are to be issued in the name of a person other than the signer of this Letter of Transmittal or if such certificates and/or checks are to be sent to someone other than the person signing this Letter of Transmittal or to the signer at a different address, the box entitled “Special Payment Instructions” and/or the box entitled “Special Delivery Instructions” on this Letter of Transmittal should be completed as applicable and signatures must be guaranteed as described in Instructions 1 and 8.
       12.     Irregularities. All questions as to the number of shares to be accepted, the price to be paid therefor and the validity, form, eligibility, including time of receipt, and acceptance for payment of any tender of shares will be determined by PFG in its sole discretion, which determination shall be final and binding on all parties. PFG reserves the absolute right to reject any or all tenders of shares it determines not to be in proper form or the acceptance of which or payment for which may, in the opinion of PFG’s counsel, be unlawful. PFG also reserves the absolute right to waive any of the conditions of the tender offer, which waiver will apply to all properly tendered shares. PFG also reserves the right to waive any defect or irregularity in any tender with respect to any particular shares or any particular shareholder, and PFG’s interpretation of the terms of the tender offer, including these Instructions, will be final and binding on all parties. No tender of shares will be deemed to be properly made until all defects and irregularities have been cured by the tendering shareholder or waived by PFG. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as PFG shall determine. None of PFG, the Dealer Manager, the Depositary, the Information Agent or any other person is or will be obligated to give notice of any defects or irregularities in tenders and none of them will incur any liability for failure to give any such notice.
       13.     Questions and Requests for Assistance and Additional Copies. Questions and requests for assistance should be directed to, or additional copies of the Offer to Purchase, this Letter of Transmittal, and other related materials may be obtained from, the Information Agent at the telephone number and address set forth on the back cover of this Letter of Transmittal. You may also contact the Dealer Manager at its address and telephone number included on the back cover of this Letter of Transmittal or your broker, dealer, commercial bank or trust company for assistance concerning the tender offer.
       14.     Substitute Form W-9 and Form W-8BEN. Under the United States federal income tax laws, the Depositary will be required to withhold 28% of the amount of the purchase price paid to certain shareholders (who are not “exempt” recipients) pursuant to the tender offer. To avoid such backup withholding, each such United States Holder must provide the Depositary with such shareholder’s taxpayer identification number and certify that such shareholder is not subject to backup withholding by completing the Substitute Form W-9 included as a part of this Letter of Transmittal, or otherwise establish to the satisfaction of the Depositary that such shareholder is not subject to backup withholding. See Instruction 15. If the Depositary is not provided with the correct taxpayer number, the tendering shareholder also may be subject to a penalty imposed by the IRS. Certain “exempt recipients” (including, among others, all corporations and certain Non-United States Holders (as defined below)) are not subject to these backup withholding requirements. For a Non-United States Holder to qualify as an exempt recipient, that shareholder must submit an IRS Form W-8BEN (or other applicable IRS Form), signed under penalties of perjury, attesting to that shareholder’s exempt status. Such statement can be obtained from the Depositary.
       15.     Withholding on Non-United States Holder. Even if a Non-United States Holder has provided the required certification to avoid backup withholding, the Depositary will withhold United States federal income taxes equal to 30% of the gross payments payable to a Non-United States Holder or his agent unless the

Depositary determines that a reduced rate of withholding is available under a tax treaty or that an exemption from withholding is applicable because such gross proceeds are effectively connected with the conduct of a trade or business within the United States. In general, a “Non-United States Holder” is any shareholder that for United States federal income tax purposes is not (i) a citizen or resident of the United States, (ii) a corporation created or organized in or under the laws of the United States or any State or the District of Columbia, (iii) an estate the income of which is subject to United States federal income taxation regardless of the source of such income, or (iv) a trust (a) if a court within the United States is able to exercise primary supervision over the administration of the trust and (b) one or more U.S. persons have the authority to control all substantial decisions of the trust.
       In order to obtain a reduced rate of withholding pursuant to a tax treaty, a Non-United States Holder must deliver to the Depositary before the payment a properly completed and executed IRS Form W-8BEN (or a successor form). In order to obtain an exemption from withholding on the grounds that the gross proceeds received in the tender offer are effectively connected with the conduct of a trade or business within the United States, a Non-United States Holder must deliver to the Depositary a properly completed and executed IRS Form W-8ECI (or a successor form). The Depositary will determine a shareholder’s withholding status based on such forms or other statements, unless facts and circumstances indicate that such reliance is not warranted. A Non-United States Holder that qualifies for an exemption from withholding by delivering IRS Form W-8ECI generally will be required to file a United States federal income tax return and will be subject to United States federal income tax on income derived from the sale of shares pursuant to the tender offer in the manner and to the extent described in the Offer to Purchase as if it were a United States Holder (and for certain corporate holders and under certain circumstances, the branch profits tax). A Non-United States Holder may be eligible to obtain a refund of all or a portion of any tax withheld if the Non-United States Holder meets the tests described in Section 14 of the Offer to Purchase that would characterize the exchange as a sale (as opposed to a dividend) or is otherwise able to establish that no tax or a reduced amount of tax is due.
       Non-United States Holders are urged to consult their own tax advisors regarding the application of United States federal income tax withholding, including eligibility for a withholding tax reduction or exemption, and the refund procedure.
       16.     Lost, Stolen, Destroyed or Mutilated Certificates. If your certificate(s) for part or all of your shares has been lost, stolen, destroyed or mutilated, you should check the box for “Lost Certificates” in the box on page 2 and promptly send the completed Letter of Transmittal to the Depositary. Upon receipt of your Letter of Transmittal, the Depositary will provide you with instructions on how to obtain a replacement certificate. You may be asked to post a bond to secure against the risk that the certificate may be subsequently recirculated. There may be a fee and additional documents may be required to replace lost certificates. This Letter of Transmittal and related documents cannot be processed until the procedures for replacing lost, stolen, destroyed or mutilated certificates have been followed. You are urged to send the properly completed Letter of Transmittal to the Depositary immediately to ensure timely processing of documentation. If you have questions, you may contact the Depositary at 800-937-5449.
       17.     Tender by Participants in PFG’s ESSP. If you are a participant in PFG’s ESSP, and want to tender all or part of the shares held in your ESSP account(s), you must follow the separate instructions and procedures described in Section 3 of the Offer to Purchase, including returning the yellow Trustee Direction Form to American Stock Transfer & Trust Company, the Depositary for the tender offer, no later than 5:00 p.m., New York City time, on Wednesday, August 3, 2005, unless the tender offer is extended. See the separate, green “Letter to Participants in the Performance Food Group Company Employee Savings and Stock Ownership Plan” for further instructions.

IMPORTANT:
       THIS LETTER OF TRANSMITTAL, PROPERLY COMPLETED AND DULY EXECUTED, TOGETHER WITH CERTIFICATES REPRESENTING SHARES BEING TENDERED OR CONFIRMATION OF BOOK-ENTRY TRANSFER AND ALL OTHER REQUIRED DOCUMENTS MUST BE RECEIVED PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THURSDAY, AUGUST 11, 2005. SHAREHOLDERS ARE ENCOURAGED TO RETURN A COMPLETED SUBSTITUTE FORM W-9, OR ANOTHER APPROPRIATE IRS FORM, WITH THIS LETTER OF TRANSMITTAL.
IMPORTANT TAX INFORMATION
Purpose of Substitute Form W-9
       To prevent backup withholding on payments that are made to a shareholder for shares purchased in the tender offer, the shareholder is required to notify the Depositary of the shareholder’s correct taxpayer identification (“TIN”) number by completing the form contained in this Letter of Transmittal certifying that the taxpayer identification number provided on Substitute Form W-9 is correct (or that the shareholder is awaiting a taxpayer identification number).
What Number to Give the Depositary
       The shareholder is required to give the Depositary the social security number or employer identification number of the record owner of the shares. If the shares are in more than one name or are not in the name of the actual owner, consult the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional guidance on which number to report.

SUBSTITUTE FORM W-9
Department of the Treasury Internal Revenue Service
Payor’s Request for TIN and Certification
(Payor’s Name:
American Stock Transfer & Trust Company)
Name:

Please check appropriate box
☐ Individual/ Sole Proprietor          ☐ Corporation          ☐ Partnership          ☐ Other
Address

City, State, Zip Code

Part I Taxpayer Identification Number (“TIN”): Please provide your TIN on the appropriate line below. If you are awaiting a TIN, write “Applied For” in this Part 1, complete the “Certificate of Awaiting Taxpayer Identification Number” below.

OR

Social Security Number		Employer Identification Number
For Payees exempt from backup withholding, check this box.     ☐
Part II Certification:
Under penalties of perjury, I certify that:
(1) The number shown on this form is my correct TIN (or I am waiting for a number to be issued to me);
(2) I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (the “IRS”) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and
(3) I am a U.S. person (including a U.S. resident alien).

Certification Instructions — You must cross out item (2) of Part 2 above if you have been notified by the IRS that you are currently subject to backup withholding because of a failure to report all interest and dividends on your tax return. However, if after you were subject to backup withholding, you received another notification that you are no longer subject to backup withholding, do not cross out item (2). (Also see enclosed guidelines.)

Signature: X ________________________________________________	Dated: _____________________, 2005

NOTE:	FAILURE TO COMPLETE AND RETURN THIS SUBSTITUTE FORM W-9 MAY RESULT IN BACKUP WITHHOLDING OF 28% OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE TENDER OFFER. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU WROTE “APPLIED FOR” INSTEAD OF A TIN IN PART I OF THE SUBSTITUTE FORM W-9.
CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER
      I certify under penalty of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number by the time of payment, 28% of all payments to be made to me thereafter will be withheld until I provide a number.

Signature: X ______________________________________________	Dated: __________________, 2005

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9
Guidelines for Determining the Proper Identification Number to Give the Payor. Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payor.

Give the name and
SOCIAL SECURITY
For this type of account:		NUMBER of:

1.	An individual’s account	The individual
2.	Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account(1)
3.	Custodian account of a minor (Uniform Gift to Minors Act)	The minor(2)
4.	a. The usual revocable savings trust (grantor is also trustee)	The grantor-trustee(1)
	b. So-called trust account that is not a legal or valid trust under state law	The actual owner(1)
5.	Sole proprietorship or single-owner LLC	The owner(3)

Give the name and EMPLOYER IDENTIFICATION
For this type of account:		NUMBER of:

6.	Sole proprietorship or single-owner LLC	The owner(3)
7.	A valid trust, estate, or pension trust	The legal entity(4)
8.	Corporation or LLC electing corporate status on IRS Form 8832	The corporation
9.	Association, club, religious, charitable, educational or other tax-exempt organization	The organization
10.	Partnership or multi-member LLC	The partnership
11.	A broker or registered nominee	The broker or nominee
12.	Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity

(1)	List first and circle the name of the person whose number you furnish. If only one person on a joint account has a Social Security number, that person’s number must be furnished.

(2)	Circle the minor’s name and furnish the minor’s social security number.

(3)	Owner must show its individual name or business name, as the case may be, but may also enter the business or “DBA” name of the sole proprietorship or LLC. Owner may use either (i) the owner’s social security number or owner’s employer identification number or (ii) the sole proprietorship or LLC’s employer identification number.

(4)	List first and circle the name of the legal trust, estate or pension trust. (Do not furnish the taxpayer identification number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)
NOTE: If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.
Resident alien individuals:
If you are a resident alien individual and you do not have, and are not eligible to get, a Social Security number, your taxpayer identification number is your individual taxpayer identification number (“ITIN”) as issued by the Internal Revenue Service. Enter it on the portion of the Substitute Form W-9 where the Social Security number would otherwise be entered. If you do not have an ITIN, see “Obtaining a Number” below.
Name:
If you are an individual, generally provide the name shown on your social security card. However, if you have changed your last name, for instance, due to marriage, without informing the Social Security Administration of the name change, please enter your first name and both the last name shown on your social security card and your new last name.
Obtaining a Number:
If you do not have a taxpayer identification number, obtain IRS Form SS-5, Application for a Social Security Card (for individuals), or IRS Form SS-4, Application for Employer Identification Number (for businesses and all other entities), at the local office of the Social Security Administration or the IRS and apply for a number. Resident alien individuals who are not eligible to get a Social Security number and need an ITIN should obtain IRS Form W-7, Application for IRS Individual Taxpayer Identification Number, from the IRS.
Payees and Payments Exempt from Backup Withholding:
The following is a list of payees exempt from backup withholding and for which no information reporting is required. For interest and dividends, all listed payees are exempt except the payee in item (9). For broker transactions, payees listed in items (1) through (13) and a person registered under the Investment Advisers Act of 1940 who regularly acts as a broker are exempt. For barter exchange transactions and patronage dividends, payees listed in (1) through (5) are exempt. Payments subject to reporting under sections 6041 and 6041A are generally exempt from backup withholding only if made to payees described in items (1) through (7). Unless otherwise indicated, all “section” references are to sections of the Internal Revenue Code of 1986, as amended (the “Code”).

(1) An organization exempt from tax under section 50I(a), or an IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2).
(2) The United States or any of its agencies or instrumentalities.
(3) A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities.
(4) A foreign government or any of its political subdivisions, agencies or instrumentalities.
(5) An international organization or any of its agencies or instrumentalities.
(6) A corporation.
(7) A foreign central bank of issue.
(8) A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States.
(9) A futures commission merchant registered with the Commodity Futures Trading Commission.
(10) A real estate investment trust.
(11) An entity registered at all times during the tax year under the Investment Company Act of 1940.
(12) A common trust fund operated by a bank under section 584(a).
(13) A financial institution.
(14) A middleman known in the investment community as a nominee or custodian.
(15) A trust exempt from tax under section 664 or described in section 4947.
Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

•	Payments to nonresident aliens subject to withholding under section 1441.

•	Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.

•	Payments of patronage dividends where the amount received is not paid in money.

•	Payments made by certain foreign organizations.

•	Section 404(k) distributions made by an ESOP.
Payments of interest not generally subject to backup withholding include the following:

•	Payments of interest on obligations issued by individuals.
Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of your trade or business and you have not provided your correct taxpayer identification number to the payor.

•	Payments of tax-exempt interest (including exempt-interest dividends under section 852).

•	Payments described in section 6049(b)(5) to non-resident aliens.

•	Payments on tax-free covenant bonds under section 1451.

•	Payments made by certain foreign organizations.

•	Payments of mortgage or student loan interest to you.
Exempt payees described above should file Substitute Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYOR; FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER; INDICATE THAT YOU ARE EXEMPT ON THE FACE OF THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYOR. IF YOU ARE A NON-RESIDENT ALIEN OR A FOREIGN ENTITY NOT SUBJECT TO BACKUP WITHHOLDING, FILE WITH PAYOR THE APPROPRIATE COMPLETED INTERNAL REVENUE SERVICE FORM W-8 (OR SUCCESSOR FORM).
Certain payments other than interest, dividends and patronage dividends that are not subject to information reporting are also not subject to backup withholding. For details, see Sections 6041, 6041A, 6042, 6044, 6045, 6049, 6050A and 6050N of the Code and the Treasury regulations promulgated thereunder.
Privacy Act Notice — Section 6109 requires most recipients of dividend, interest, or other payments to give their correct taxpayer identification numbers to payors who must report the payments to the IRS. The IRS uses the numbers for identification purposes and to verify the accuracy of tax returns. The IRS also may provide this information to the Department of Justice for civil and criminal litigation and to cities, states, and the District of Columbia to carry out their tax laws. The IRS may also disclose this information to other countries under a tax treaty, or to Federal and state agencies to enforce Federal nontax criminal laws and to combat terrorism. Payors must be given the numbers whether or not recipients are required to file tax returns. Payors must generally withhold tax from payments of taxable interest, dividends, and certain other payments to a payee who does not furnish a taxpayer identification number to a payor. The current rate of such withholding tax is 28%. Certain penalties may also apply.
Penalties
(1) Penalty for failure to furnish taxpayer identification number — If you fail to furnish your correct taxpayer identification number to a payor, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
(2) Civil Penalty for false information with respect to withholding — If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.
(3) Criminal Penalty for falsifying information — Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.
FOR ADDITIONAL INFORMATION CONTACT YOUR TAX
CONSULTANT OR THE INTERNAL REVENUE SERVICE.

       MANUALLY SIGNED FACSIMILE COPIES OF THE LETTER OF TRANSMITTAL WILL BE ACCEPTED. THE LETTER OF TRANSMITTAL, CERTIFICATES FOR SHARES AND ANY OTHER REQUIRED DOCUMENTS SHOULD BE SENT OR DELIVERED BY EACH SHAREHOLDER OF PERFORMANCE FOOD GROUP COMPANY OR SUCH SHAREHOLDER’S BROKER, DEALER, COMMERCIAL BANK, TRUST COMPANY OR OTHER NOMINEE TO THE DEPOSITARY AT ONE OF ITS ADDRESSES SET FORTH ON THE COVER PAGE OF THIS LETTER OF TRANSMITTAL.
       Questions and requests for assistance may be directed to the Information Agent or the Dealer Manager at the telephone numbers and addresses listed below and requests for additional copies of the Offer to Purchase, the Letter of Transmittal and other tender offer materials may be directed to the Information Agent at its telephone number and address listed below, and will be furnished promptly at PFG’s expense. You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance concerning the tender offer.
The Information Agent for the Tender Offer is:
Mellon Investor Services
85 Challenger Road
Ridgefield Park, NJ 07660
Shareholders Outside the U.S. Please Call Collect: 201-373-5156
All Others Please Call Toll Free: 877-698-6865
The Dealer Manager for the Tender Offer is:
Goldman, Sachs & Co.
85 Broad Street
New York, NY 10004
Attn: Equity Capital Markets
Call: 212-902-1000
Call toll-free: 800-323-5678
June 30, 2005